SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Under Rule 14a-12.

Triton PCS Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Triton PCS Holdings, Inc. to be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 4, 2005, at 8:30 a.m., local time.
      The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.
      Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

Sincerely,

Michael E. Kalogris
Chairman and Chief Executive Officer
Berwyn, Pennsylvania
April 4, 2005

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 4, 2005

To the Stockholders of Triton PCS Holdings, Inc.:
      The Annual Meeting of the holders of Class A common stock of Triton PCS Holdings, Inc. will be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 4, 2005, at 8:30 a.m., local time, for the following purposes:

1.	To elect three Class III directors;

2.	To amend the Second Restated Certificate of Incorporation of Triton PCS Holdings, Inc. to change the company’s name; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.
      The Board of Directors has fixed March 10, 2005 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.
      This Proxy Statement, the proxy card and our Annual Report to Stockholders are being mailed to stockholders on or about April 4, 2005.

By Order of the Board of Directors,

David D. Clark
Corporate Secretary
Berwyn, Pennsylvania
April 4, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

PROXY STATEMENT
2005 Annual Meeting of Stockholders

Solicitation of Proxies
      The Board of Directors of Triton PCS Holdings, Inc. is furnishing this Proxy Statement to solicit proxies for use at our 2005 Annual Meeting of Stockholders to be held on Wednesday, May 4, 2004, at 8:30 a.m., local time, at Triton’s Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choices specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.
      This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Triton on or about April 4, 2005.
      The shares of Class A common stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

(1)	FOR the election of the nominees for Class III directors;

(2)	FOR the amendment of the Second Restated Certificate of Incorporation of Triton PCS Holdings, Inc. to change the company’s name; and

(3)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.
      If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.
Voting Securities
      We have one outstanding class of voting securities, our Class A common stock, par value $0.01 per share. As of March 10, 2005, there were 61,924,737 shares of Class A common stock outstanding. Only holders of record of shares of Class A common stock at the close of business on March 10, 2005, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.
      Each share of Class A common stock is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the shares entitled to vote generally will constitute a quorum for the transaction of business at the Annual Meeting. The Class III directors are elected by a plurality vote of all votes cast at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the ratification of the appointment of independent auditors. For the approval of the amendment of our Second Restated Certificate of Incorporation, the affirmative vote of a majority of outstanding shares of our Class A common stock is required.
      Stockholders may:
      (i) cast their votes in favor of the election of the Class III directors, the amendment of our Second Restated Certificate of Incorporation or the ratification of the appointment of the independent auditor;

      (ii) withhold authority to vote for one or more director nominees; or
      (iii) vote against the amendment of our Second Restated Certificate of Incorporation or the ratification of the appointment of our independent auditor.
      Stockholders withholding authority or voting against any or all proposals will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted and will count in the calculation of the number of votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting and entitled to vote. A “broker non-vote” occurs when a nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Broker non-votes are deemed present for the purpose of determining whether a quorum has been constituted, have the effect of votes to withhold authority in connection with the election of directors, and have the effect of a vote against the ratification of the appointment of the independent auditor and against the approval of the amendment of our Second Restated Certificate of Incorporation.
Voting by Proxy
      If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.
      Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy (i) by written notice to the Corporate Secretary at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, (ii) by a later-dated proxy signed and returned by mail before the Annual Meeting or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.
      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, such shares will be treated as broker non-votes and will have the effect discussed above under “Voting Securities.”
ELECTION OF CLASS III DIRECTORS
(Proposal No. 1)
      The Board of Directors presently consists of eight members. Our Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal in number as possible. Each director serves a three-year term, and one class is elected at each year’s annual meeting of stockholders. The term of the Class III directors will expire at the 2008 Annual Meeting, the term of the Class I directors will expire at the 2006 Annual Meeting, and the term of the Class II directors will expire at the 2007 Annual Meeting, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

      Because the term of the Class III directors expires this year, stockholders will vote upon the election of three Class III directors at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated Michael E. Kalogris, Rohit M. Desai and Eric Haskell to serve as Class III directors.
      Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or the persons’ substitute, will vote the proxy for the election of the nominees identified below as a Class III directors for a three-year term and until their respective successors are elected and qualified. The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, either of the nominees is unable or unwilling to serve as a director of Triton, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Nominating/ Corporate Governance Committee.

Name	Age	Position

Present Class III Directors and Nominees for Election to Serve Until the 2008 Annual Meeting

Michael E. Kalogris	55	Chairman of the Board of Directors and Chief Executive Officer
Rohit M. Desai	66	Director
Eric Haskell	58	Director

Present Class I Directors Elected to Serve Until the 2006 Annual Meeting

Scott I. Anderson	46	Director
Arnold L. Chavkin	53	Director
Arnold Sheiffer	73	Director

Present Class II Directors Elected to Serve Until the 2007 Annual Meeting

David N. Watson	46	Director
Mathias J. DeVito	74	Director
      Michael E. Kalogris has served as Chairman of the Board of Directors and as Chief Executive Officer of Triton since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion. Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris’ leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation’s fifth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.
      Rohit M. Desai has served as a Director of Triton since May 2002. Mr. Desai has been Chairman of the Board and President of Desai Capital Management Incorporated, a registered investment advisor, since 1984. He also serves as a director of Finlay Enterprises, Inc., Sitel Corporation and Independence Community Bank.
      Scott I. Anderson has served as a Director of Triton since February 1998. He is currently a member of the board of directors of Wireless Facilities, Inc., an observer to the board of directors of Telephia, Inc. and Callvision, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. He was a director of TeleCorp PCS until its merger into AT&T Wireless Services, Inc. in February 2002.

Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.
      Arnold L. Chavkin has served as a Director of Triton since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of Brand Services, Inc., Crown Media Holdings, Inc., Encore Acquisition Company, Latigo Petroleum, Inc., Jetro JMDH Holdings, Inc., Noble Environmental Power, LLC and Vexco International Limited. Mr. Chavkin is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). He participates in the general management of the firm, as well as having specific responsibility for overseeing the International and Industrial Growth activities and certain other investment focus areas for J.P. Morgan Partners, LLC. Prior to joining Chase Capital Partners, he was a member of Chemical Bank’s merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.
      Mathias J. DeVito has served as a Director of Triton since August 2003. Mr. DeVito was Chairman Emeritus of The Rouse Company until its acquisition by General Growth Property in November 2004. The Rouse Company owned and operated office and industrial buildings and large scale community developments across the United States. Mr. DeVito joined The Rouse Company as Senior Vice President and General Counsel in 1970, in that same year, he became Executive Vice President and Chief Operations Officer. In 1973, he was elected President, and in 1979, he was elected Chief Executive Officer of The Rouse Company. In 1984, he assumed the additional post of Chairman of the Board. In 1995, Mr. DeVito retired as the Chief Executive Officer, and in 1997, he stepped down as the Chairman of the Board of The Rouse Company. Prior to joining the Rouse Company, Mr. DeVito was the Assistant Attorney General of Maryland from 1963 through 1964 and a partner in the law firm of Piper & Marbury, now known as DLA Piper Rudnick Gray Cary, from 1965 through 1970. Mr. DeVito also serves as a director of Mars Super Markets and Sitel Corporation, and is Chairman of the Advisory Boards of certain investment funds affiliated with Desai Capital Management. He is also a member of the Board of Trustees of the Maryland Institute, College of Art.
      Eric Haskell has served as a Director of Triton since November 2003. In 2004, Mr. Haskell retired as Executive Vice President and Chief Financial Officer of Systems & Computer Technology Corporation (SCT) where he served since 1989. SCT, now a wholly owned subsidiary of Sungard Data Systems, is a global provider of technology solutions for colleges and universities. Prior to joining SCT in 1989 as Vice President and Chief Financial Officer, he was Chief Financial Officer for Williams Holdings, Inc., which he joined in 1986 and Transamerica Delaval which he joined in 1976. Mr. Haskell previously was a manager with Ernst & Ernst, now known as Ernst & Young. He also serves as a director of Metropolitan Health Networks, Inc., eMoneyadvisor and the Philadelphia Ronald McDonald House.
      Arnold Sheiffer has served as a Director of Triton since May 2004. Mr. Sheiffer was the Chairman of Petry Media Corporation from 2001 through 2004. Prior to joining Petry Media Corporation, Mr. Sheiffer served as a Managing Director of Sandler Capital Management in 2000, Chairman and Chief Executive Officer of SmartRoute Systems, Inc. from 1999 through 2000 and Chief Financial Officer and Chief Operating Officer of Katz Media from 1990 through 1994. He also serves as a director of GoldenTree Asset Management, James Cable and Interep National Radio Sales.
      David N. Watson has served as a Director of Triton since January 2004. Mr. Watson has been Executive Vice President of Operations for Comcast Cable, a cable and broadband communications provider, since 2004 and was Executive Vice President of Sales, Marketing and Customer Service for Comcast Cable from 1998 through 2004. Prior to joining Comcast Cable in 1998, he served as President of Comcast Cellular Communications, Inc., which he joined as Senior Vice President of Sales and Marketing in 1991. Previously, Mr. Watson headed Sales and Marketing efforts at Bell Atlantic Mobile and Metrophone. He also as serves on the Board of Directors of InDemand, the Cable Telecommunications Association for Marketing (CTAM) and on the Education Committee of the Police Athletic League of Philadelphia.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of March 10, 2005, the number of shares of Class A common stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each current executive officer, (iv) all current directors and executive officers as a group, and (iv) each of Triton’s stockholders who, based on Triton’s records, was known to Triton to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock.

	Number of		Percentage of
	Voting Shares		Voting Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned		Beneficially Owned

Michael E. Kalogris	3,231,839	(6)	5.2%
David D. Clark	697,981	(7)	1.1
William A. Robinson	433,248	(8)	*
Daniel E. Hopkins	235,053	(9)	*
Laura Shaw-Porter	155,926	(10)	*
Charles Kallenbach	9,375	(11)	*
Emilio Echave	—		*
Raul Burgos	—		*
Scott I. Anderson	85,143	(12)	*
Arnold L. Chavkin(2)	44,250	(13)	*
Rohit M. Desai(3)	83,750	(14)	*
Mathias J. DeVito	47,000	(15)	*
Eric Haskell	45,000	(16)	*
Arnold Sheiffer	55,000	(17)	*
David N. Watson	45,000	(18)	*
J.P. Morgan Partners (23A SBIC), L.P.(2)	9,038,657		14.6
Desai Capital Management Incorporated(3)	9,177,409	(19)	14.8
Silver Point Capital, L.P.(4)	5,930,500		9.6
K Capital Partners, LLC(5)	3,053,100		4.9
All directors and executive officers as a group (15 persons)	5,168,565		8.3%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o SunCom Wireless Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

(2)	Mr. Chavkin is an Executive Vice President of the managing member of J.P. Morgan Partners (23A SBIC), L.P. and the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC. Mr. Chavkin disclaims beneficial ownership of any shares held by J.P. Morgan Partners (23A SBIC), L.P., except to the extent of his pecuniary interest therein. The address of J.P. Morgan Partners (23A SBIC), L.P. is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020. In addition to the shares of Class A common stock listed in the table, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. hold 7,549,104 shares and 376,995 shares, respectively, of Class B non-voting common stock, which constitutes all of the outstanding shares of Class B non-voting common stock. The Class B non-voting common stock is convertible on a one-for-one basis into shares of Class A common stock, provided that J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. can only convert their shares at a time when they are not an affiliate of Triton or upon sale to a person that is not an affiliate of Triton. If J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. converted all of their shares of Class B non-voting common stock into Class A common stock, such shares would represent 11.3% of the outstanding shares of Class A common stock. J.P. Morgan Partners (23A SBIC) L.P.,

J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co.

(3)	Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated. Mr. Desai disclaims beneficial ownership of any shares held by such entity. The address of Desai Capital Management Incorporated is 410 Park Avenue, New York, New York 10022.

(4)	The information contained in the table and these footnotes with respect to Silver Point Capital, L.P. is based solely on a filing on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005 reporting beneficial ownership as of December 31, 2004. The business address of the reporting party is Two Greenwich Plaza, 1st Floor, Greenwich, Connecticut 06830.

(5)	The information contained in the table and these footnotes with respect to K Capital Partners, LLC is based solely on a filing on Schedule 13G reporting beneficial ownership filed with the Securities and Exchange Commission on February 14, 2005. The business address of the reporting entity is 75 Park Plaza, Boston, Massachusetts 02116.

(6)	Includes 63,177 shares of Class A common held under an amended and restated common stock trust agreement for management employees and independent directors, of which Mr. Kalogris is trustee. Of the remaining 3,168,662 shares of Class A common stock reported in the table, 682,500 shares are subject to forfeiture in accordance with Mr. Kalogris’ employment arrangement.

(7)	Of the 697,981 shares of Class A common stock reported in the table, 277,500 shares are subject to forfeiture according to the terms of Mr. Clark’s employment arrangement.

(8)	Of the 433,248 shares of Class A common stock reported in the table, 370,002 shares are subject to forfeiture according to the terms of Mr. Robinson’s employment arrangement.

(9)	Of the 235,053 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between Triton and Mr. Hopkins.

(10)	Of the 155,926 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of award agreements between Triton and Ms. Shaw-Porter.

(11)	Of the 9,375 shares of Class A common stock held by Mr. Kallenbach and reported in the table, 9,375 shares are subject to forfeiture according to the terms of award agreements between Triton and Mr. Kallenbach.

(12)	Of the 85,143 shares of Class A common stock reported in the table, 59,000 shares are subject to forfeiture according to the terms of award agreements between Triton and Mr. Anderson.

(13)	Of the 44,250 shares of Class A common stock reported in the table, 44,250 shares are subject to forfeiture according to the terms of award agreements between Triton and Mr. Chavkin.

(14)	Of the 83,750 shares of Class A common stock reported in the table, 44,250 shares are subject to forfeiture according to the terms of award agreements between Triton and Mr. Desai.

(15)	Of the 47,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement dated between Triton and Mr. DeVito.

(16)	Of the 45,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement between Triton and Mr. Haskell.

(17)	Of the 55,000 shares of Class A common stock reported in the table, 45,000 shares are subject to forfeiture according to the terms of an award agreement between Triton and Mr. Sheiffer.

(18)	Of the 45,000 shares of Class A common stock reported in the table, 30,000 shares are subject to forfeiture according to the terms of an award agreement between Triton and Mr. Watson.

(19)	Consists of 4,936,832 shares of Class A common stock held by Private Equity Investors III, L.P. and 4,240,577 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management Incorporated. The address for Private Equity Investors III, L.P. and Equity-Linked Investors-II is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.

Board of Directors
      The Board of Directors met fifteen times in 2004. All of the members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.
      The Board of Directors has affirmatively determined that each of Messrs. Anderson, Chavkin, Desai, DeVito, Haskell, Sheiffer and Watson have no relationship with Triton that would interfere with the exercise of such director’s independence from Triton and its management and meets all other criteria of independence under the listing standards of the New York Stock Exchange. In accordance with the listing standards of the New York Stock Exchange, the Board examined relevant facts and circumstances of transactions and relationships between Triton or its management and directors or their affiliates and among directors and their affiliates, including those reported under “Certain Relationships and Related Transactions.” The Board also considered shares beneficially owned by each of the directors, as set forth under “Security Ownership of Management and Certain Beneficial Owners,” although the Board generally believes that stock ownership tends to further align a director’s interests with those of Triton’s other stockholders. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent.
      Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his duties, including by attending the annual meeting of stockholders, the Board of Directors and the Committees of the Board of Directors of which he is a member. Seven members of the Board of Directors attended the 2004 Annual Meeting.
      Triton’s independent directors regularly meet in executive session as required by the rules of the New York Stock Exchange. The presiding director at these “executive session” meetings rotates among the independent directors in alphabetical order.
Stockholder Communications
      Any stockholder may communicate with the Board of Directors and its committees. The Board of Directors has established the following system to receive, track and respond to communications from stockholders addressed to Triton’s Board of Directors, its Committees and its members.
      Any stockholder may address his or her communication to the Board of Directors, the independent directors, a Committee of the Board or an individual Board member by sending a communication addressed to the recipient group or individual, care of Triton PCS Holdings, Inc. Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topics or if it requires investigation to verify its content. Communications regarding accounting, internal controls over financial reporting or auditing matters will be delivered to and reviewed by the Audit Committee.
      In addition, stockholders who prefer to send communications to the Board of Directors and its Committees via e-mail can send the communication to bod@suncom.com. In addition to the Corporate Secretary, each board member has access to this e-mail address to review communications sent by stockholders of Triton.
Code of Conduct
      Triton has a Professional and Business Code of Conduct, which covers all directors, officers and employees. A copy of this code of conduct is available on Triton’s website, at suncomwireless.net, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
      Triton has also adopted a Code of Ethics for Senior Financial Officers, which applies to our chief executive officer, our chief financial officer and our principal accounting officer and controller. A copy of this code of ethics is available on Triton’s website, at www.suncomwireless.net, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Any amendments to this code of ethics, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on Triton’s website.
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines that cover areas such as director responsibilities and qualifications, management succession and Board Committees. A copy of our Corporate Governance Guidelines is available on Triton’s website, at suncomwireless.net, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
Audit Committee of the Board of Directors
      General
      The Audit Committee met five times in 2004. The members of the Audit Committee are Mr. Anderson, as chairman, Mr. DeVito, Mr. Haskell, Mr. Sheiffer and Mr. Watson. Each member of the Audit Committee has been found by the Board of Directors to have no relationship with Triton that would interfere with the exercise of their independence from Triton and its management, and meets all other criteria of independence under the listing standards of the New York Stock Exchange and Rule 10A-3 promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Eric Haskell qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules.
      The functions of the Audit Committee include: appointment of Triton’s independent auditors; reviewing Triton’s financial statements on a quarterly basis; reviewing with the independent auditors and Triton’s internal auditors their annual audit plans; reviewing management’s plans for engaging the independent auditors to perform management advisory services; discussing with management, the independent auditors and the internal auditors the adequacy of Triton’s internal controls and financial reporting process; monitoring significant accounting and reporting issues; and monitoring compliance with Triton’s policies relating to ethics and conflicts of interest. Both the independent auditors and the internal auditors have unrestricted access to the Audit Committee, including the opportunity to meet with the Audit Committee alone.
      The Audit Committee utilizes a policy pursuant to which the audit, audit-related and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Prior to the Audit Committee’s regular meeting in May of each year, the independent auditor will submit engagement letters and proposed fees for annual audit services to be performed that year. Pre-approval for other audit and permitted non-audit services is generally provided on an quarterly basis, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy and the fees for the services performed to date. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee, and any approvals made pursuant to this delegated authority will be reported to the Audit Committee at its next meeting.
      Audit Committee Report
      The Audit Committee operates under a written charter adopted by the Triton Board of Directors, a copy of which is available on Triton’s website, at www.suncomwireless.net.
      Management is responsible for Triton’s internal control over financial reporting and the financial reporting process. The independent auditors are responsible for performing an independent audit of Triton’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).
      Triton’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with the independent auditors the firm’s independence.
      Based upon the Audit Committee’s review and discussions with management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Triton’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
      The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to Triton is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee has approved PricewaterhouseCoopers LLP as Triton’s independent auditors for the fiscal year ending December 31, 2005.

Scott I. Anderson
Mathias J. DeVito
Eric Haskell
Arnold Sheiffer
Dave Watson
      Audit Fees
      The aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $452,210 and $1,085,100 in 2003 and 2004, respectively. The fees incurred in 2003 were comprised of $320,000 of billings for the audit of Triton’s annual financial statements and the reviews of Triton’s quarterly financial statements and $132,210 of billings for services provided in connection with documents filed with the Securities and Exchange Commission. The fees incurred in 2004 were comprised of $1,038,600 of billings for the audit of Triton’s annual financial statements and internal control over financial reporting and the reviews of Triton’s quarterly financial statements and $46,500 of billings for services provided in connection with documents filed with the Securities and Exchange Commission.
      Audit-Related Fees
      The aggregate fees billed for audit-related services rendered by PricewaterhouseCoopers LLP were $35,900 and $413,335 in 2003 and 2004, respectively. The fees incurred in 2003 were primarily for the audit of Triton’s 401(k) Plan. The fees incurred in 2004 were for the audit of a business acquired in 2004 and the audit of Triton’s 401(k) Plan.
      Tax Fees
      The aggregate fees billed for tax services rendered by PricewaterhouseCoopers LLP were $0 in both 2003 and 2004.
      All Other Fees
      The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were $2,800 and $15,000 in 2003 and

2004, respectively. The fees in 2003 were incurred for the licensing of a proprietary on-line accounting research library. The fees in 2004 were incurred for a workforce benchmarking report.
      None of the non-audit services provided by PricewaterhouseCoopers in 2004 were pre-approved pursuant to the “de minimis” exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.
Nominating/ Corporate Governance Committee of the Board of Directors
      The Nominating/ Corporate Governance Committee met six times in 2004. The members of the Nominating/ Corporate Governance Committee are Mr. Desai, as chairman, Mr. Chavkin, Mr. Anderson and Mr. Haskell, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Nominating/ Corporate Governance Committee operates pursuant to a written charter, a copy of which is available at on Triton’s website, www.suncomwireless.net.
      The functions of the Nominating/ Corporate Governance Committee include considering candidates to serve as members of the Board of Directors and nominating qualified persons for election at the annual meeting of stockholders. The Nominating/ Corporate Governance Committee will consider nominees recommended by stockholders who follow the procedures set forth in Triton’s bylaws. For more information, see “Submission of Stockholder Proposals” below. The Nominating/ Corporate Governance Committee will identify individuals qualified to become members of the Board of Directors and recommend candidates to fill new or vacant positions. In recommending such candidates, the Nominating/ Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board of Directors and Committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any Committees of the Board of Directors. All potential director candidates, regardless of source, are reviewed under the same process. To date, no stockholder or group of stockholders owning more than 5% of Triton’s Class A common stock for at least one year has put forth any director nominees. The Nominating/ Corporate Governance Committee, however, is responsible for considering and making recommendations to the Board concerning director nominees by stockholders. Stockholders wishing to nominate a director should follow Triton’s nominating process set forth above and more fully described in Triton’s bylaws. The Nominating/ Corporate Governance Committee would evaluate director nominees proposed by stockholders in the same manner that all director nominees are evaluated.
Compensation Committee of the Board of Directors
      General
      The Compensation Committee met eight times in 2004. The members of the Compensation Committee are Mr. Chavkin, as chairman, Mr. Desai, Mr. DeVito, Mr. Sheiffer and Mr. Watson, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter, a copy of which is available on Triton’s website, www.suncomwireless.net.
      The functions of the Compensation Committee include: overseeing the administration of Triton’s compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering Triton’s Stock and Incentive Plan and authorizing all awards granted thereunder; and reporting annually to the stockholders of Triton on matters concerning the compensation of executives of Triton.

      Compensation Committee Report on Executive Compensation
      The Compensation Committee consists of five non-employee directors. The Compensation Committee regularly reviews Triton’s executive compensation policies and practices and establishes the salaries of executive officers.
      Executive Compensation Policy. The Compensation Committee’s executive compensation policy is founded on principles that guide Triton in establishing all of its compensation programs. Triton designs compensation programs to attract, retain and motivate highly talented individuals at all levels of the organization. In addition, the programs are designed to be cost-effective and to treat all employees fairly. To that end, all programs, including those for executive officers, share these characteristics:

•	Compensation is based on the level of job responsibility, individual performance and Triton’s performance. Members of senior management have a greater portion of their pay based on Triton’s performance than other employees.

•	Compensation also reflects the value of the job in the marketplace. To retain its highly skilled work force, Triton strives to remain competitive with the pay of other highly respected employers who compete with Triton for talent.

•	To align the interests of employees with those of stockholders, Triton provides employees at all levels of the organization the opportunity for equity ownership through various Triton programs. In addition, executive officers and other key employees have the opportunity to build more substantial equity ownership through Triton’s stock plans.

•	Compensation programs are developed and administered to foster the long-term focus required for success in the wireless communications industry.
      The Compensation Committee believes that Triton’s executive compensation program reflects the principles described above and provides executives strong incentives to maximize Triton’s performance and, therefore, enhance stockholder value. The program consists of both annual and long-term components. The Compensation Committee believes that the executive compensation program should be considered as a whole in order to properly assess whether it is attaining its objectives.
      In establishing total compensation, the Compensation Committee considers various measures of Triton’s historical and projected performance. This data forms the basis for the Compensation Committee’s assessment of the overall performance and prospects of Triton that underpin the Compensation Committee’s judgment in establishing total compensation ranges. In evaluating these factors, the Compensation Committee assigns each measure relative weighted values.
      Triton also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that Triton’s programs are reasonable and appropriate to Triton’s objectives.
      Components to Executive Compensation.

•	Annual Cash Compensation. Annual cash compensation for executives in 2004 consisted of two components: base salary and a cash bonus.

Base salaries and cash bonuses are determined with reference to Triton and individual performance for the previous year, internal relativity and market conditions, including pay at wireless communications companies of like size and stature to Triton, and general inflationary trends. Assessment of individual performance includes considerations of a person’s impact on financial performance as well as judgment, creativity, effectiveness in developing employees and contributions to improvement in the quality of Triton’s products, services and operations.

Cash bonuses are generally paid based on predetermined annual goals. For 2004, these goals included company performance against predetermined company operating metrics (such as net subscriber additions, free cash flow (Adjusted EBITDA less capital expenditures and interest expense) and employee turnover). Executive bonuses for 2004 were determined in accordance with these standards.

Triton also maintains a retention program. Under that program, executive officers other than the Chief Executive Officer and Chief Financial Officer, each of whom is a long-term employee of the Company, have entered into Executive Retention Bonus Agreements. The Executive Retention Bonus Agreements were designed to enhance Triton’s ability to retain valuable executive employees and to align those employees’ long-term interests with the long-term interests of Triton. Under these agreements, the covered executives may be entitled to receive specified bonus payments over a four-year period ending in 2006, provided, the individual executive remains employed with the company, the executive’s performance satisfies applicable standards and the executive agrees to restrictions on the disposition of their Triton stock. The restrictions related to the disposition of Triton stock generally prohibit the sale of stock for less than a specified price, except in certain limited circumstances. Mr. Kalogris and Mr. Clark are subject to identical restrictions as agreed to in connection with the extension of their respective employment agreements.

As noted above, Triton uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of base salaries and bonuses. The Compensation Committee also exercises subjective judgment in view of Triton’s compensation objectives.

•	Long-Term Incentive Compensation. Long-term incentive awards generally are provided under Triton’s Stock and Incentive Plan, which is administered by the Compensation Committee. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in improved performance by Triton and enhanced stock value. These awards generally vest over a four-year period commencing on the date of grant.

Triton uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of its long-term incentive compensation. The Compensation Committee also exercises subjective judgment in view of Triton’s long-term incentive objectives.
      Chief Executive Officer Compensation. The executive compensation policy described above was applied in establishing the 2004 compensation for Mr. Kalogris, with the basic compensation levels determined pursuant to his employment agreement. Mr. Kalogris participated in the same executive compensation plans available to Triton’s other executives.
      In 2004, Mr. Kalogris had a base salary of $453,200. Mr. Kalogris’ bonus was primarily based on established goals. For 2004, these goals included company performance against predetermined company operating metrics (such as net subscriber additions, free cash flow (Adjusted EBITDA less capital expenditures and interest expense) and employee turnover). Based upon Triton’s performance versus established goals and Mr. Kalogris’ individual performance, the Compensation Committee determined that Mr. Kalogris earned an annual cash bonus of $316,107 in 2004. In 2004, Mr. Kalogris also received a restricted stock grant of 227,500 shares, which vest 100% in 2007. This stock grant was based primarily upon an analysis of equity awards made at companies of like size and industry.
      Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Compensation Committee believes that doing so would be consistent with the best interests of stockholders.

Arnold L. Chavkin
Rohit M. Desai
Mathias J. DeVito
Arnold Sheiffer
David N. Watson

Compensation of Directors
      Non-employee members of the Board of Directors receive compensation of $15,000 per year, plus $2,500 for each meeting they attend in person or telephonically if scheduled as a conference call or $1,000 for each scheduled in-person meeting they participate in via conference call. Non-employee directors also receive compensation of $10,000 per year for each Committee on which they serve, plus $1,750 for each Committee meeting they attend in person or telephonically, and the Chairman of each Committee receives an additional $5,000 annual retainer. All directors are reimbursed for expenses for every Board and Committee meeting attended.
      In 2004, each non-employee director received a grant of 45,000 shares of restricted stock under the Directors’ Stock and Incentive Plan. These shares vest ratably over three years beginning in August 2005. Also in 2004, Mr. DeVito received an additional 2,000 restricted shares under the plan, and this grant fully vested in August 2004.
Executive Officers
      The executive officers of Triton who are not directors are set forth below.
      David D. Clark, 40, has served as Executive Vice President, Chief Financial Officer and Secretary of Triton since its inception. Mr. Clark served as Chief Financial Officer of Triton Cellular Partners, L.P. from inception through April 2000. Before joining Triton, he was a Managing Director at Furman Selz L.L.C. specializing in communications finance, which he joined in February 1996. Prior to joining Furman Selz, Mr. Clark spent over ten years at Citibank N.A. and Citicorp Securities Inc. as a lending officer and a high yield finance specialist.
      William A. Robinson, 38, has served as Executive Vice President of Operations of Triton since April 2004, Senior Vice President of Operations and Controller since September 2003, Senior Vice President of Operations from January 2001 through August 2003 and as Vice President and Controller from March 1998 through December 2000. Before joining Triton, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning and Budgeting for Centeon L.L.C. from December 1995 through June 1997.
      Daniel E. Hopkins, 40, has served as Senior Vice President and Treasurer of Triton since April 2001 and as Vice President and Treasurer from July 1998 through March 2001. Mr. Hopkins served as Vice President of Finance and Treasurer for Triton Cellular Partners, L.P. from July 1998 through April 2000. From May 1994 until joining Triton, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/ Leveraged Finance.
      Laura M. Shaw-Porter, 39, has served as Senior Vice President of Human Resources since September 2003 and as Vice President of Human Resources from February 1999 through August 2003. Ms. Shaw-Porter joined Triton as the Director of Human Resources in August 1998. Before joining Triton, Ms. Shaw-Porter served as Director of Human Resources for US Physicians, Inc. from 1993 through 1998.
      Emilio Echave, 50, has served as Senior Vice President of Operations of Triton since January 2005. Prior to joining Triton, Mr. Echave worked at AT&T Wireless as the Regional Vice President of the South Region from July 2002 through December 2004, Senior Vice President of Sales and Distribution from March 1999 through June 2002, President of the East Region from February 1998 through March 1999 and President of the Southeast Region from May 1997 through February 1998. Including his tenure with AT&T Wireless, Mr. Echave has over 15 years of experience in the wireless industry.
      Charles Kallenbach, 41, has served as Senior Vice President of Legal and Regulatory Affairs of Triton since November 2004 and Vice President of Legal and Regulatory Affairs since January 2004. Prior to joining Triton, Mr. Kallenbach was General Counsel for Eureka Broadband Corporation, a New York based telecommunications company, and related companies, from 2001 through January 2004. Mr. Kallenbach also served as General Counsel to 2nd Century Communications, Inc., a Virginia-based voice and data service provider, from 2000 through 2001, and as Vice President of Legal and Regulatory Affairs for e-spire Communications, Inc. from 1996 through 2000.
      Raul Burgos, 41, has served as President of SunCom Wireless Puerto Rico Operating Co., L.L.C. since December 2004. Prior to joining Triton, Mr. Burgos was the General Manager and Vice President of Puerto Rico operations for AT&T Wireless from May 1999 through December 2004. Mr. Burgos also served as General Manager and Vice President of Operations of Nextel International, Inc. from May 1998 through May 1999, and as the Director or Marketing and New Business Development of Nextel Communications, Inc. from October 1996 through April 1998. Mr. Burgos has over ten years of experience in the wireless industry.
Equity Compensation Plan Information
      The following table summarizes information about our equity compensation plans as of December 31, 2004. All outstanding awards relate to our Class A common stock.

	A	B	C

			Number of securities
			remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column A)

Equity Compensation plans approved by security holders
Stock and Incentive Plan(1)	—	—	3,021,769
2004 Directors’ Stock and Incentive Plan(2)	—	—	283,000
Equity compensation plans not approved by security holders
Director Stock Grants(3)	—	—	—

Total	—	—	3,304,769

(1)	Triton has made grants of restricted stock under its Stock and Incentive Plan to provide an incentive to key employees to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made annually and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Generally, grants vest over a four to five year period. As of December 31, 2004, 4,932,726 shares of restricted stock had been issued and 3,021,769 restricted shares were available to be issued under the Stock and Incentive Plan.

(2)	Triton has made grants of restricted stock under its 2004 Directors’ Stock and Incentive Plan to provide an incentive to directors to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made on a discretionary basis and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Generally, grants vest over a three-year period. As of December 31, 2004, 317,000 shares of restricted stock had been issued and 283,000 restricted shares were available to be issued under the 2004 Directors’ Stock and Incentive Plan.

(3)	Triton awarded an aggregate of 82,500 restricted shares of Class A common stock at an average per share price of $4.11 to its independent directors in 2002. These awards vest in equal installments over a five-year period, with the final installment vesting on June 1, 2007. The restricted stock awards to Triton’s independent directors were not approved by Triton’s stockholders.

Executive Compensation
Summary Compensation Table

		Annual Compensation
					Restricted Stock	All Other
Name and Principal Position	Year	Salary	Bonus(3)	Other	Awards(1)	Compensation(2)

Michael E. Kalogris	2004	$453,200	$316,107	—	$871,325	$6,572
Chairman of the Board of Directors	2003	448,288	906,400	—	680,225	2,870
and Chief Executive Officer	2002	412,000	309,000	—	—	2,467
David D. Clark	2004	$258,500	$180,304	—	$506,858	$6,572
Executive Vice President,	2003	257,868	517,000	—	276,575	5,298
Chief Financial Officer and Secretary	2002	235,000	176,250	—	—	5,590
William A. Robinson	2004	$210,463	$221,904	—	$1,072,400	$6,572
Executive Vice President	2003	183,260	137,520	—	123,095	5,242
of Operations	2002	174,969	88,400	—	420,000	5,590
Daniel E. Hopkins	2004	$188,822	$172,973	—	$114,900	$6,572
Senior Vice President	2003	181,968	228,572	—	123,089	5,242
and Treasurer	2002	174,969	132,600	—	420,000	5,590
Laura Shaw-Porter	2004	$176,552	$127,940	—	$287,239	$5,389
Senior Vice President of	2003	152,495	105,067	—	89,324	4,628
Human Resources	2002	139,440	70,538	—	161,675	2,721

(1)	The executive officers named in the table held the following restricted shares of Triton’s Class A common stock as of December 31, 2004, with the market value, based on the December 31, 2004 closing price of $3.42 per share, indicated: (a) Mr. Kalogris held 682,500 restricted shares, which had an aggregate value of $2,334,150, (b) Mr. Clark held 277,500 restricted shares, which had an aggregate value of $949,050, (c) Mr. Robinson held 370,002 restricted shares, which had an aggregate value of $1,265,407, (d) Mr. Hopkins held 120,000 restricted shares, which had an aggregate value of $410,400, and (e) Ms. Shaw-Porter held 120,000 restricted shares, which had an aggregate value of $410,400. All such shares of Class A common stock vest over a four or five-year period commencing on the date of grant, unless specifically noted below. The value of the Class A common stock, at the date of grant, ranged between $2.42 and $4.22 for all grants made in 2004, ranged between $2.86 and $5.38 per share for all grants made in 2003, was $8.40 per share for all grants made in 2002, was $39.39 per share for all grants made in 2001, ranged between $38.00 and $46.44 per share in 2000 and ranged between $3.91 and $14.40 per share for all grants made in 1999.

The foregoing reflects the shares that remain subject to forfeiture at December 31, 2004. See “Principal Stockholders.”

In 2001, Mr. Kalogris received an award of 650,000 shares and Mr. Clark received an award of 150,460 shares which vest as follows: 15% vest per year for two years beginning May 1, 2002 and 35% vest per year for two years beginning May 1, 2004. In 2003, Mr. Kalogris received an award of 227,500 shares and Mr. Clark received an award of 92,500 shares which vest 100% as of May 1, 2006. In 2003, Mr. Hopkins received an award of 41,167 shares and Mr. Robinson received an award of 41,169 shares which vest as follows: 20.6% for the year ending May 1, 2005, 30.8% for the year ending May 1, 2006 and 48.6% for the year ending May 1, 2007. In 2003, Ms. Shaw-Porter received an award of 31,232 shares which vests 28.6% for the year ending May 1, 2005 and 35.7% for the years ending May 1, 2006 and May 1, 2007. In 2004, Mr. Kalogris received an award of 227,500 shares, which vest 100% as of May 1, 2007. In 2004, Mr. Clark received an award of 132,339 shares, which vest 30.1% as of May 1, 2005 and 69.9% for the year ending May 1, 2007. In 2004, Mr. Robinson received an award of 280,000 shares, which vest 22.3% for the years ending May 1, 2004, 2005 and 2006 and 33.1% for the year ending May 1, 2007. In 2004, Mr. Hopkins received an award of 30,000 shares and which vest 100% as of May 1, 2008. In 2004, Ms. Shaw-Porter received an award of 74,997 shares which vest 20.0% for the years ending May 1, 2005, 2006 and 2007 and 40.0% for the year ending May 1, 2008. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(2)	Reflects matching contributions to Triton’s 401(k) plan made by Triton on behalf of the named executive officers during 2004 and insurance premiums paid by Triton during the same period for term life insurance secured for the benefit of the executive officers, as follows: Mr. Kalogris $6,500 and $72, respectively; Mr. Clark $6,500 and $72, respectively; Mr. Robinson $6,500 and $72, respectively; Mr. Hopkins $6,500 and $72, respectively; and Ms. Shaw-Porter $5,317 and $72, respectively.

(3)	Mr. Robinson and Mr. Hopkins were each paid a bonus of $84,480 in 2004 in accordance with their Executive Retention Bonus Agreements and Ms. Shaw-Porter was paid a bonus of $45,461 in accordance with her Executive Retention Bonus Agreement. Mr. Kalogris’ and Mr. Clark’s 2003 bonus includes a signing bonus paid in accordance with their amended employment agreements. Mr. Robinson and Mr. Hopkins were each paid a bonus of $44,700 in 2003 in accordance with their Executive Retention Bonus Agreements and Ms. Shaw-Porter was paid a bonus of $24,300 in accordance with her Executive Retention Bonus Agreement.
Employment Agreements
      On February 4, 1998, Triton entered into an employment agreement for a five-year term with Michael E. Kalogris, Chairman of Triton’s Board of Directors. On May 24, 2001, Triton entered into an employment agreement for a three-year term with David D. Clark, Triton’s Executive Vice President, Chief Financial Officer and Secretary, effective as of January 1, 2000. On May 6, 2003, each of these employment agreements was amended to extend the terms of Mr. Kalogris’ and Mr. Clark’s employment through February 3, 2006. The amended employment agreements also prohibit Mr. Kalogris and Mr. Clark, except in certain limited situations, from transferring their shares of Triton’s Class A common stock during the three-year extension period. Upon executing their revised employment agreements, Mr. Kalogris and Mr. Clark received a bonus in the amount of $453,200 and $258,500, respectively. These bonus amounts are refundable in the event Mr. Kalogris’ or Mr. Clark’s employment with Triton is terminated for cause or in the event of a resignation other than for good reason. Each of these employment agreements, however, may be terminated earlier by either the executive officer or Triton. Each of these executive officers may terminate his employment agreement:

•	at any time at his sole discretion upon 30 days’ prior written notice, in the case of Mr. Kalogris, and 60 days’ prior written notice, in the case of Mr. Clark; and

•	immediately, upon written notice for good reason, which includes:

(a)	if there is a change of control, as defined in the employment agreement;

(b)	in the case of Mr. Clark, if he is demoted or removed from any of his positions or offices other than in accordance with his respective employment agreement, and in the case of Mr. Kalogris, if he is demoted, removed or not re-elected as Chairman of Triton’s Board of Directors. However, so long as Mr. Kalogris remains a member of Triton’s Board of Directors and Triton’s Chief Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of Triton’s Board of Directors;

(c)	there is a material diminishment of the executive officer’s responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

(d)	Triton fails to pay or provide benefits to the executive officer when due and does not cure that failure within 10 days of receiving written notice of that failure;

(e)	Triton relocates its principal offices more than 30 miles from its current headquarters without the consent of the executive officer;

(f)	Triton purports to terminate the executive officer for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

(g)	with respect to Mr. Clark, if Mr. Kalogris’ employment with Triton terminates during the term of Mr. Clark’s employment.
      Triton may terminate each employment agreement:

•	at any time, upon written notice, without cause at Triton’s sole discretion;

•	for cause, as defined in the employment agreements; or

•	upon the death or disability of the executive officer.
      If Mr. Kalogris’ employment is terminated on or after the initial term of the employment agreement or due to Triton’s failure to renew the agreement, Triton will pay him a severance benefit in the amount of his base salary at that time. Mr. Kalogris’ employment agreement provides for an initial annual base salary of $453,200, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance. In the event of any change of control, regardless of whether Mr. Kalogris terminates his employment agreement, all of his previously unvested shares will vest immediately.
      If Mr. Clark’s employment with Triton terminates, he will be entitled to receive the following:

•	unpaid salary earned for services rendered to Triton on or prior to the date of Mr. Clark’s termination of employment;

•	the vested portion of any stock award;

•	a prorated bonus, provided Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to death or disability;

•	a severance award equal to Mr. Clark’s base salary at the time of termination and payable over a 12-month period, provided that Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to disability; and

•	a portion of any unvested shares of Triton’s restricted stock issued to Mr. Clark, determined in accordance with the terms of the employment agreement.
      Mr. Clark’s employment agreement provides for an initial annual base salary of $258,500, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.
      On March 7, 2005, Triton entered into an employment agreement with William A. Robinson, Triton’s Executive Vice President of Operations. The employment agreement initially extends through February 3, 2006 and extends automatically for successive one-year terms, unless either party elects to terminate the agreement. Mr. Robinson may terminate his employment agreement:

•	at any time at his sole discretion upon 60 days’ prior written notice; and

•	immediately, upon written notice for good reason, which includes:

(a)	if there is a change of control, as defined in the employment agreement;

(b)	if he is demoted or removed from any of his positions or offices other than in accordance with his respective employment agreement;

(c)	there is a material diminishment of the executive officer’s responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

(d)	Triton fails to pay or provide benefits to the executive officer when due and does not cure that failure within 10 days of receiving written notice of that failure;

(e)	Triton relocates its principal offices more than 30 miles from its current headquarters without the consent of the executive officer;

(f)	Triton purports to terminate the executive officer for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

(g)	if Mr. Kalogris’ employment with Triton terminates during the term of Mr. Robinson’s employment.
      Triton may terminate the employment agreement:

•	at any time, upon written notice, without cause at Triton’s sole discretion;

•	for cause, as defined in the employment agreement; or

•	upon the death or disability of the executive officer.
      If Mr. Robinson’s employment with Triton terminates, he will be entitled to receive the following:

•	unpaid salary earned for services rendered to Triton on or prior to the date of Mr. Robinson’s termination of employment;

•	the vested portion of any stock award;

•	a prorated bonus, provided Mr. Robinson’s employment is terminated for good reason, by Triton without cause, or due to death or disability;

•	a severance award equal to Mr. Robinson’s base salary at the time of termination and payable over a 12-month period, provided that Mr. Robinson’s employment is terminated for good reason, by Triton without cause, or due to disability; and

•	a portion of any unvested shares of Triton’s restricted stock issued to Mr. Robinson, determined in accordance with the terms of the employment agreement.
      Mr. Robinson’s employment agreement provides for an initial annual base salary of $220,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.
Performance Graph
      Triton’s Class A common stock was first publicly traded on October 27, 1999. The following graph compares, for the five-year period beginning December 31, 1999 and ending December 31, 2004, the cumulative total return of the Class A common stock to the cumulative total returns on:

•	the Nasdaq Telecommunications Index; and

•	the Standard & Poor’s 500 Stock Index.
      The comparison assumes $100 was invested on December 31, 1999 in our Class A common stock and in each of the foregoing indices and that all dividends were reinvested. Triton has not paid any dividends on its Class A common stock, and no dividends are included in the representation of Triton’s performance. Stock price performance on the graph below is not necessarily indicative of future price performance.

Compensation Committee Interlocks and Insider Participation
      The members of Triton’s Compensation Committee include Mr. Chavkin, who is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). See “Certain Relationships and Related Transactions” for a description of various agreements between affiliates of this entity and Triton.
Certain Relationships and Related Transactions
      Arnold L. Chavkin is an Executive Vice President of the entity that manages J.P. Morgan Partners (23A SBIC Manager), L.P., Sixty Wall Street SBIC Fund, L.P. and J.P. Morgan SBIC LLC, and each of these entities is an affiliate of J.P. Morgan Chase & Co. Affiliates of J.P. Morgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for Triton and its affiliates and may continue to do so in the future.
      Rohit M. Desai is Chairman of the Board and President of Desai Capital Management, and Mathias J. DeVito serves as the Chairman of the Advisory Boards of Private Equity Limited Partnerships managed by Desai Capital Management. Mr. DeVito receives compensation from these partnerships for his service on their Advisory Boards. The Advisory Boards assist Desai Capital Management by reviewing portfolio investments and valuations and by providing general strategic guidance to the limited partnerships that hold Triton stock. Mr. DeVito is one of four members of the Advisory Boards of these limited partnerships.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires Triton’s executive officers and directors and persons who own more than 10% of Triton’s Class A common stock to file reports of ownership and changes in ownership of Triton’s Class A common stock with the Securities and Exchange Commission. Based solely on a review of copies of such reports and written representations from the reporting persons, Triton believes that from January 2004 through the date of this Proxy Statement, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act , except that Charles Kallenbach filed his Form 3 Initial Statement of Beneficial Ownership of Securities one day late.

APPROVE AMENDMENT OF THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF TRITON PCS HOLDINGS, INC. TO CHANGE THE COMPANY’S NAME
(Proposal No. 2)
      The Board of Directors has approved an amendment to the Article I of the Company’s Second Restated Certificate of Incorporation, which will change the name of the company to “SunCom Wireless Holdings, Inc.” The Board of Directors recommended that this amendment be submitted to the stockholders for approval at the 2005 Annual Meeting. For the reasons described below, the Board believes that approval of the amendment changing the name to SunCom Holdings, Inc. is in the best interest of the company and our stockholders.
Reasons for Amendment
      We historically have conducted our business as a strategic partner of AT&T Wireless and as an affiliate member of the “AT&T Wireless Network” since 1998, when AT&T Wireless first contributed to the company various FCC licenses to provide PCS services in portions of the southeastern United States. In conjunction with two other AT&T Wireless affiliates, we marketed our wireless service under the brand name “SunCom, member of the AT&T Wireless network.” The two other AT&T Wireless affiliates have since been acquired by AT&T Wireless. In connection with these transactions, AT&T Wireless acquired a two-thirds interest in Affiliate License Co. L.L.C., the entity which holds the SunCom brand name. Subsequent to these acquisitions by AT&T Wireless, we continued to market our products and services as “SunCom, member of the AT&T Wireless network.”
      Following the announcement of the AT&T Wireless and Cingular Wireless merger in February 2004, Cingular Wireless indicated that the surviving entity would not continue the use of the AT&T brand. Subsequent to this announcement, our marketing efforts have focused almost exclusively on the SunCom brand. Our marketing of the SunCom brand was further strengthened by our acquisition from AT&T Wireless of the two-thirds ownership in Affiliate License Co. L.L.C. we did not own. Since we now have full control of the SunCom brand name, management recommended that we adopt a new corporate name, “SunCom Wireless Holdings, Inc.,” that will more accurately reflect our company’s marketing and strategic direction.
      This name change will not in any way affect the validity of currently outstanding stock certificates. You will not be required to surrender or exchange any stock certificates that you currently hold. New share certificates issued upon transfer of shares will bear the name “SunCom Wireless Holdings, Inc.” and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by shareholders after the corporate name has changed. The Board of Directors believes that the adoption of the proposed amendment to our Second Restated Certificate of Incorporation is in the best interests of the company and our shareholders. Accordingly, the Board is proposing that the Article I of the Second Restated Articles of Incorporation be amended to change the name of the company to SunCom Wireless Holdings, Inc. The full text of Article I of the Restated Articles of Incorporation, as proposed to be amended is as follows:
      “Article I: The name of the Corporation shall be SunCom Wireless Holdings, Inc.”
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 3)
      The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for 2005. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the engagement of independent auditors will be reevaluated by the Audit Committee.

      Ratification of the appointment of PricewaterhouseCoopers LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of Triton’s Class A common stock present or represented by proxy and entitled to vote at the Annual Meeting.
      A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.
Other Matters
      We do not know of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.
Annual Report on Form 10-K
      We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of Triton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedule information included therein. If you share an address with another stockholder and would like to receive a separate proxy statement now or in the future, please contact the Corporate Secretary, Triton PCS Holdings, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (610) 651-5900.
Submission of Stockholder Proposals
      It is anticipated that Triton’s 2006 Annual Meeting of Stockholders will be held in May 2006. Any stockholders who intend to present proposals at the 2006 Annual Meeting of Stockholders and who wish to have such proposals included in Triton’s Proxy Statement for the 2006 Annual Meeting must ensure that such proposals are received by the Corporate Secretary of Triton not later than December 2, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Triton’s 2006 proxy materials.
      Any stockholder that wishes to present a proposal, other than through inclusion in the proxy materials, or a director nominee at the 2006 Annual Meeting must comply with the procedural requirements set forth in Triton’s Second Amended and Restated Bylaws. The Second Amended and Restated Bylaws of Triton generally require notice of (i) any proposal to be presented by any stockholder or (ii) the name of any person to be nominated by any stockholder for election as a director of Triton at a meeting of the stockholders to be delivered to or mailed and received by the Corporate Secretary of Triton at Triton’s Corporate Headquarters. Notice must be received by the Corporate Secretary not less than 60 or more than 90 days prior to the date of the annual meeting. Any stockholder wishing to submit a proposal at the 2006 Annual Meeting should contact the Corporate Secretary of Triton after March 1, 2006 to obtain the actual meeting date and proposal deadlines. The notice must include the following information as applicable to the proposal or nominee:

•	be a stockholder of record on the date the notice provided for below is given and on the record date for the determination of stockholders entitled to vote at the 2006 Annual Meeting;

•	provide timely written notice to the Corporate Secretary of Triton that is delivered to or mailed and received at Triton’s principal executive offices not less than 60 or more than 90 days prior to the date of the annual meeting;

•	include in its written notice the following information regarding each proposed director nominee: name; age; business address; residence address; principal occupation or employment; class or series and number of shares of Triton capital stock owned beneficially or of record; and any other information relating to the nominee required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

•	include in its written notice the following information regarding the stockholder: name; record address; class or series and number of shares of Triton’s capital stock owned beneficially or of record; description of all arrangements or understandings between or among the stockholder and each proposed director nominee; a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate each proposed director nominee; and any other information relating to the stockholder required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and

•	accompany the written notice above with a written consent of the proposed director nominee to be named as a nominee and to serve as a director if elected.
      Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.
Cost of Solicitation
      All expenses incurred in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by Triton.

By Order of the Board of Directors,

David D. Clark
Corporate Secretary
Berwyn, Pennsylvania
April 4, 2005

Appendix A to Proxy Statement

TRITON PCS HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

1.	To elect three Class III directors

Nominees:

(01) Michael E. Kalogris, (02) Rohit M. Desai and (03) Eric Haskell

	FOR		WITHHELD
	ALL		FROM ALL
	NOMINEES ☐	☐	NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Second Restated Certificate of Incorporation of Triton PCS Holdings, Inc. to change the company’s name to “SunCom Wireless Holdings, Inc.”	☐	☐	☐

3.	To ratify of the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for 2005.	☐	☐	☐

Any other matters which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy Holder.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note at left	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.

Signature:	Date:	Signature:	Date:

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DETACH HERE

PROXY

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, PA 19312

Proxy for Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors

The undersigned stockholder of Triton PCS Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Michael E. Kalogris and David D. Clark, or either of them, with full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 4, 2005, at 8:30 a.m., local time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Class III Director, “FOR” the amendment to the Second Restated Certificate of Incorporation of Triton PCS Holdings, Inc. to change the company’s name to “SunCom Wireless Holdings, Inc.” and “FOR” ratification of the PricewaterhouseCoopers LLP as the company’s independent auditors for 2005, respectively, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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